Exhibit 99.1

NEXALIN TECHNOLOGY INC.

FINANCIAL STATEMENTS AS OF JUNE 30, 2017 AND 2016

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Nexalin Technology, Inc.:

We have audited the accompanying consolidated balance sheets of Nexalin Technology, Inc. (the “Company”) as of June 30, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the years in the period ended June 30, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and 2016, and the results of its operations and cash flows for the two years in the period ended June 30, 2017, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses, negative cash flows from operations and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

February 27, 2018

F-2

NEXALIN TECHNOLOGY INC.

BALANCE SHEETS

	June 30,	June 30,
	2017	2016

ASSETS
Current Assets:
Cash	$165,695	$272,238
Accounts receivable, net	45,299	27,360
Inventory, net	1,789	2,329
Prepaid expenses and other current assets	16,750	3,000
Total current assets	229,533	304,927

Property and equipment, net	11,846	23,324
Total Assets	$241,379	$328,251

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$665,803	$456,318
Accrued interest	6,157	2,476
Loans payable	100,873	100,873
Total current liabilities	772,833	559,667

Total liabilities	772,833	559,667

Commitments and Contingencies

Shareholders' Deficit:
Common stock, par value $.001 per share, 100,000,000 shares authorized; 18,076,457 and 17,546,030 shares issued and outstanding at June 30, 2017 and 2016, respectively	18,076	17,546
Additional paid-in capital	12,751,717	11,895,040
Accumulated deficit	(13,301,247)	(12,144,002)
Total shareholders' deficit	(531,454)	(231,416)

Total Liabilities and Shareholders' Deficit	$241,379	$328,251

The accompanying footnotes are an integral part of these financial statements.

F-3

NEXALIN TECHNOLOGY INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2017 AND 2016

(Audited)

	For the Year Ended
	June 30,	June 30,
	2017	2016

Revenues	$290,722	$473,632
Cost of sales	45,576	57,510
Gross profit	245,146	416,122

Operating expenses:
General & administrative	249,792	412,314
Depreciation & amortization	11,479	229,027
Officer compensation	320,746	296,206
Professional fees	451,072	844,670
Sales & marketing	132,092	203,118
Other operating expenses	195,731	272,129
Total operating expenses	1,360,912	2,257,464

Loss from operations	(1,115,766)	(1,841,342)

Other income (expense):
Impairment loss	(37,800)	(37,800)
Interest income	1	3
Interest expense	(3,680)	(2,587)
Total other income (expense)	(41,479)	(40,384)

Loss before income taxes	(1,157,245)	(1,881,726)

Income tax expense	-	-

Net loss	$(1,157,245)	$(1,881,726)

Basic and diluted net loss per common share	$(0.07)	$(0.11)

Basic and diluted weighted average common shares outstanding	17,749,089	17,161,035

The accompanying footnotes are an integral part of these financial statements.

F-4

NEXALIN TECHNOLOGY INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2017 AND 2016

			Additional		Total
	Common Stock		Paid in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	(Deficit)
Balance at June 30, 2015	16,622,497	$16,622	$10,348,311	$(10,262,276)	$102,657
Issuance of stock for cash	923,533	924	1,350,539	-	1,351,463
Receipt of cash for capital contribution	-	-	196,190	-	196,190
Net loss	-	-	-	(1,881,726)	(1,881,726)
Balance at June 30, 2016	17,546,030	17,546	11,895,040	(12,144,002)	(231,416)
Issuance of stock for cash	530,427	530	662,503	-	663,033
Receipt of cash for capital contribution	-	-	194,174	-	194,174
Net loss	-	-	-	(1,157,245)	(1,157,245)
Balance at June 30, 2017	18,076,457	$18,076	$12,751,717	$(13,301,247)	$(531,454)

The accompanying footnotes are an integral part of these financial statements.

F-5

NEXALIN TECHNOLOGY INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	June 30,	June 30,
	2017	2016

Operating Activities:
Net loss	$(1,157,245)	$(1,881,726)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,479	229,027
Bad debt expense	9,519	64,373
Changes in operating assets and liabilities:
Accounts receivable	(27,458)	78,439
Inventory	540	9,205
Prepaid expenses and other current assets	(13,750)	(3,000)
Accrued interest	3,680	2,476
Accounts payable and accrued expenses	209,485	32,704
Net Cash Used in Operating Activities	(963,750)	(1,468,502)

Financing Activities:
Stock issued for cash	663,033	1,351,463
Receipt of cash for capital contribution	194,174	196,190
Proceeds from loans payable	-	46,000
Net Cash Provided by Financing Activities	857,207	1,593,653

Net Increase (Decrease) in Cash	(106,543)	125,151

Cash - Beginning of Period	272,238	147,087

Cash - End of Period	$165,695	$272,238

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$111
Income taxes paid in cash	$-	$-

The accompanying footnotes are an integral part of these financial statements.

F-6

NEXALIN TECHNOLOGY INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nexalin Technology Inc. (“Nexalin” or the “Company”), a Nevada corporation, was formed on October 19, 2010. Nexalin is a medical device company that licenses and markets a non-invasive and drug-free therapy for the treatment of anxiety, depression and insomnia (the “Nexalin Device” or “Nexalin Therapy” and, collectively, “Nexalin”). The Nexalin Device emits a patented, frequency-based waveform that interacts with structures of the mid-brain that help to regulate and stabilize neurochemicals. The hypothesis is that Nexalin stimulates the hypothalamus and areas of the brain associated with mood control. The Nexalin Device transmits a gentle, undetectable frequency-based waveform that is administered via electrode pads that are placed on the forehead and behind each ear of the patient. The Nexalin Therapy sessions last approximately forty minutes.

note 2 - Going Concern

The audited financial statements contained herein have been prepared assuming that the Company will continue as a going concern. We have accumulated losses from inception to June 30, 2017 of approximately $12.8 million, as well as negative cash flows from operating activities. Presently, we do not have sufficient cash resources to meet our plans in the twelve months following June 30, 2017. These factors raise substantial doubt about our ability to continue as a going concern. Management is in the process of evaluating various financing alternatives in order to finance our growth and continued deployment of the Nexalin Device into our target markets, as well as general and administrative expenses. These alternatives include raising funds through public or private equity markets and either through institutional or retail investors. Although there is no assurance that we will be successful with our fund-raising initiatives, management believes that we will be able to secure the necessary financing as a result of ongoing financing discussions with third party investors and existing shareholders.

The financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent on our ability to obtain additional financing as may be required and ultimately to attain profitability. If we raise additional funds through the issuance of equity, the percentage ownership of current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our future plans for developing our business and achieving commercial revenues. If we are unable to obtain the necessary capital, we may have to cease operations.

NOTE 3 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These financial statements were approved by management and were available for issuance on February 26, 2018. Subsequent events have been evaluated through this date for disclosures or adjustments to the financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are based on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

F-7

Revenue Recognition

The Company enters into licensing agreements with its customers for the use of the Nexalin Device in their practices. These agreements generally have terms of one year with automatic renewal if certain requirements are met, and amounts due per these agreements are billed monthly. The agreements consist of a minimum monthly billing amount which cover a certain number of treatments, and treatments beyond the minimum are billed on revenue sharing percentages per the agreements. The Company also sells products related to the provision of services. Those are invoiced as sold.

The Company uses Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 605 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sales price is fixed or determinable, and (iii) collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with original maturity of three months or less when purchased, to be cash equivalents.

Concentration of Credit Risk

Our concentration of credit risk relates principally to cash. Our cash deposits are held in a major financial institution, with no significant risks of potential loss.

Accounts Receivable

The Company follows the allowance method of recognizing uncollectible accounts receivable. As of June 30, 2017 and 2016, the allowance for uncollectible accounts totaled $62,092 and $53,095, respectively.

Inventory

Inventory is stated at the lower of cost or market net of a reserve for slow-moving items. As of June 30, 2017 and 2016, the reserve balance totaled $5,850 and $8,100, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred. Gains and losses on the disposition of property and equipment are recorded in the period incurred.

Business Segments

ASC 280, Segment Reporting, requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2017.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

F-8

Net Income/(Loss) Per Share

Basic earnings per share does not include dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Income Taxes

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting. A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward. Income taxes are provided based upon the liability method of accounting pursuant to ASC 740. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard to allow recognition of such an asset.

Stock-Based Compensation

All share-based payments to employees, including grants of employee stock options, are expensed based on their estimated fair values at grant date, in accordance with ASC Topic 718, Compensation-Stock Compensation. Compensation expense for stock options is recorded over the vesting period using the estimated fair value on the date of grant, as calculated using the Black-Scholes model. We classify all share-based awards as equity instruments and recognize the vesting of the awards ratably over their respective terms.

Fair Value Measurements

ASC 820, Fair Value Measurements, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 - quoted prices in active markets include cash.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2017. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts payable and accrued expenses.

F-9

NOTE 4 - Property and Equipment, Net

The following represents a summary of our property and equipment:

	June 30,
	2017	2016
Computers and equipment	$1,685,224	$1,685,224
Less: Accumulated depreciation	(1,673,378)	(1,661,900)
	$11,846	$23,324

In each of the years ended June 30, 2017 and 2016, the Company purchased $37,800 in equipment. Depreciation expense was $11,479 and $229,027 for the years ended June 30, 2017 and 2016, respectively.

NOTE 5 - Loans Payable

In March, 2011, the Company received a loan from a related party in the amount of $50,000. There have been repayments in the amount of $919, leaving a principal balance of $49,081 as of June 30, 2017 and 2016. The loan bears no interest.

In July, 2013, the Company received a loan from a related party in the amount of $6,000. There have been repayments in the amount of $208, leaving a principal balance of $5,792 as of June 30, 2017 and 2016. The loan bears no interest.

Between August 2015 and May 2016, the Company entered into note agreements with five individuals. These notes total $46,000. They are all two-year notes with a stated interest rate of 8%. Interest is payable at maturity and total expense for the years ended June 30, 2017 and 2016 was $3,680 and $2,476, respectively.

NOTE 6 - Related Party Transactions

As detailed in Note 5, the Company received two loans from related parties. The total outstanding balance of those loans at June 30, 2017 and 2016 was $54,873.

The Company incurred $226,996 and $213,706 during the years ended June 30, 2017 and 2016, respectively, for fees and expenses due to entities controlled by its former Chief Executive Officer. As of June 30, 2017 and 2016, the amounts owing in the aggregage to such entities were $593,788 and $404,201, respectively.

NOTE 7 - Commitments and Contingencies

Employment Agreements

On May 1, 2012, the Company entered into an employment agreement with its Chief Executive Officer, Mr. Randall Letcavage. The agreement called for an annual salary of $144,000, with increases to $180,000 in year two of the agreement, and with 5% annual increases thereafter. The agreement also stipulated a monthly expense reimbursement of $3,200. On December 21, 2017, Mr. Letcavage resigned from his positions as an officer and director of the Company.

Lease Agreements

On January 1, 2017, the Company entered into a lease agreement for its principal office location. The lease expires on December 31, 2017. Monthly rent expense for this office location is $3,000. Rent expense of $36,000 and $30,000 was recognized during the years ended June 30, 2017 and 2016 per the terms of this lease.

NOTE 8 – CONCENTRATIONS OF CREDIT RISK

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. Management’s assessment of the Company’s credit risk for cash and cash equivalents is low as cash and cash equivalents are held in financial institutions believed to be credit worthy. The Company limits its exposure to credit loss by placing its cash with major financial institutions and invests only in short-term obligations.

F-10

Approximately 56% and 59% of the Company’s product sales and contract services revenue during the years ended June 30, 2017 and 2016, respectively, was from one customer.

Approximately and 88% and 79% of the Company’s accounts receivable at June 30, 2017 and 2016, respectively, was from one customer.

While the Company is exposed to credit losses due to the non-performance of its counterparties, the Company considers the risk of this remote. The Company estimates its maximum credit risk for accounts receivable at the amount recorded on the balance sheet.

NOTE 9 - Shareholders’ Deficit

Common Stock

There is currently only one class of common stock. Each share of common stock is entitled to one vote. The authorized number of shares of common stock of the Company at June 30, 2017 and 2016 was 100,000,000 shares with a par value per share of $0.001. During the year ended June 30, 2017, the Company issued 530,427 shares of common stock per subscription agreements at a share price of $1.25 for gross proceeds totaling $663,033. During the year ended June 30, 2016, the Company issued 923,533 shares of common stock per subscription agreements at share prices ranging from $1.00 to $3.00 for gross proceeds totaling $1,351,463. Authorized shares that have been issued and fully paid amounted to 18,076,457 and 17,546,030 as of June 30, 2017 and 2016, respectively.

Stock Options

The following is a summary of stock option activity for the years ended June 30, 2016 and 2017:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Balance of Options at June 30, 2015	5,000,000	$0.25	6.84	$5,000,000
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited/Cancelled	-	-	-	-
Balance of Options at June 30, 2016	5,000,000	$0.25	5.84	$5,000,000
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited/Cancelled	-	-	-	-
Balance of Options at June 30, 2017	5,000,000	$0.25	4.84	$5,000,000
Vested at June 30, 2017	5,000,000

NOTE 10 - Subsequent Events

Share Exchange Agreement

Effective September 11, 2017 (the “Closing Date”), Legacy Ventures International, Inc., (the “Legacy”) entered into that certain Share Exchange Agreement (the “Share Exchange Agreement”), dated as of September 1, 2017, by and among Legacy, the Company and shareholders of the Company holding a majority of the issued and outstanding shares of the Company’s common stock (the “Nexalin Shareholders”). Pursuant to the Share Exchange Agreement, Legacy agreed to exchange the outstanding equity stock of the Company held by the Nexalin Shareholders for units (the “Units”) consisting of an aggregate of approximately 25,000,000 newly issued shares of the Common Stock, $0.001 par value, of the Legacy and warrants (the “Warrants”) to purchase an aggregate of approximately 25,000,000 newly issued shares of the Common Stock, $0.001 par value, of Legacy. The Warrants are two-year warrants exercisable at the end of one year for exercise prices between $1.50 and $1.75 per share, payable in cash. The Warrants must be promptly exercised and are subject to forfeiture if not so exercised, if Legacy’s shares achieve a trading price of $3.00 or more for 30 consecutive days. At the Closing Date, Legacy approved the issuance of approximately 15,500,000 shares of common stock to the Nexalin Shareholders, together with warrants for the purchase of an additional 15,500,000 shares, and reserved approximately 9,500,000 additional shares, together with the related warrants, for the issuance to the remaining Nexalin Shareholders, who are expected to execute and deliver the Share Exchange Agreement, including approximately 1,100,000 shares and related warrants issuable immediately to consultants in connection with the transactions contemplated by the Share Exchange Agreement. The holders of a majority of the equity securities of the Company have exchanged their shares into a majority of the shares of the issued and outstanding shares of Legacy’s common stock.

F-11

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, the Company is now a majority subsidiary of Legacy.

Sale of Convertible Notes

On September 11, 2017, Legacy issued a Convertible Promissory Note (the “Note”) to an accredited investor. The Note has an aggregate principal amount of $500,000 and matures one year from the date of issuance (the “Maturity Date”) and has an interest rate of 8% per annum. The holder may convert the Note at any time up to the Maturity Date into shares of the Legacy’s common stock, par value $0.001 per share, at a conversion price equal to $1.00 per share and the Note will automatically convert upon the filing of the audited financial statement for the Company by Legacy.

Unregistered Sales of Equity Securities

Between July 2017 and January 2018, the Company sold 507,759 shares of common stock to accredited investors at purchase prices between $.90 and $1.25 per share, for aggregate proceeds of $510,603. These sales and issuances of common stock were exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Company intends to use the proceeds of the sale for general working capital purposes.

Technology Sale Agreement

On February 22, 2018, the Company entered into an Intellectual Property Acquisition Agreement (herein the “Technology Transfer Agreement”) with Spiritus Group, Inc., a Nevada corporation (“Spiritus”). Spiritus was previously the owner of all right, title, and interest in U.S. Patents 6,904,322, “Transcranial Electrostimulation Apparatus and Method” and US Patent 7,769,463, “Multi-Channel Electrostimulation Apparatus and Method” as well as other foreign patents and patent applications (collectively, the “Patents”), and such Patents were previously licensed to the Company. Pursuant to the Technology Transfer Agreement, the Company acquired all of the Patents in exchange for the following fee:

●	Payment of 2.5% of the gross annual revenue of the Company including, but not limited to, all products and services. This amount will be paid by the Company directly to the Spiritus shareholders.

●	Issuance of 5,000,000 shares of common stock of the Company, issued directly to Spiritus shareholders.

●	Issuance of 5,000,000 warrants to purchase common stock having terms substantially the same as the warrants issued in the Share Exchagne Agreement.

As a result of the entry into the Technology Transfer Agreement, the previous license agreement for the Patents, which required payment of a license fee equal to 5% of the gross annual revenue of Nexalin, was terminated.

F-12